         As filed with the Securities and Exchange Commission on August 10, 2001

                                                 Registration No. 333-
================================================================================
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 ------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 ------------

                           CORNERSTONE BANCORP, INC.
            (Exact name of registrant as specified in its charter)

                 Connecticut                         06-1524044
      (State or other jurisdiction of            (I.R.S. Employer
      incorporation or organization)            Identification No.)

                                 ------------

              550 Summer Street
                 Stamford, CT                          06901
   (Address of Principal Executive Offices)          (Zip Code)

                                 ------------

                   Cornerstone Bancorp, Inc. 1996 Stock Plan
                           (Full title of the plans)

                                 ------------

                               James P. Jakubek
             Executive Vice President and Chief Operating Officer
                           Cornerstone Bancorp, Inc.
                               550 Summer Street
                              Stamford, CT 06901
                    (Name and address of agent for service)

                                 ------------

                                (203) 356-0111
         (Telephone number, including area code, of agent for service)

                                   --------

                                   Copy to:

                             Thomas A. Klee, Esq.
                             Shipman & Goodwin LLP
                               One American Row
                       Hartford, Connecticut 06103-2819
                                (860) 251-5909

                                 ------------

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================

                                                            Proposed              Proposed
                                       Amount               Maximum               Maximum
     Title of Securities               to be             Offering Price          Aggregate             Amount of
       to be Registered              Registered           per Unit (1)         Offering Price       Registration Fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 ......................            37,000               $17.375               $642,875                $160.72
-----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based on the average of the high and low prices reported on the American Stock Exchange on August 3, 2001.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus relating to the securities registered under this Registration Statement also relates to Registration Statement No. 333-73129, filed March 1, 1999.
--------------------------------------------------------------------------------
================================================================================

                         STATEMENT PURSUANT TO GENERAL
                           INSTRUCTION E OF FORM S-8


     This registration statement relates to the registration of additional shares of Common Stock, par value $0.01 per share, of Cornerstone Bancorp, Inc., the same class of securities as registered on Form S-8 for Cornerstone Bancorp, Inc. 1996 Stock Plan, File No. 333-73129. The contents of the prior Registration Statement are incorporated in this registration statement by reference.

                                  SIGNATURES

     Pursuant to requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 20th day of June, 2001.




                                      By: /s/ Merrill J. Forgotson
                                          --------------------------------------
                                          Merrill J. Forgotson
                                          President and Chief Executive Officer


                               POWER OF ATTORNEY

     Know All Persons by These Presents, that each person whose signature appears below constitutes and appoints Norman H. Reader and James P. Jakubek, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including, without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, of their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                ----------------

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                Signature                                        Title                              Date
                ---------                                        -----                              ----

  /s/ Merrill J. Forgotson                     Director, President and Chief Executive         June 20, 2001
----------------------------------------       Officer
         (Merrill J. Forgotson)                (Chief Executive Officer)


  /s/ Norman H. Reader                         Vice Chairman of the Board                      June 20, 2001
----------------------------------------
         (Norman H. Reader)


  /s/ James P. Jakubek                         Director, Executive Vice President and          June 20, 2001
----------------------------------------       Chief Operating Officer
         (James P. Jakubek)


  /s/ Leigh A. Hardisty                        Vice President, Chief Financial Officer         June 20, 2001
----------------------------------------       and Secretary
         (Leigh A. Hardisty)                   (Chief Financial Officer and Chief
                                               Accounting Officer)

  /s/ Joseph S. Field Jr.                      Director                                        June 20, 2001
----------------------------------------
         (Joseph S. Field Jr.)


  /s/ J. James Gordon                          Director                                         June 20, 2001
----------------------------------------
         (J. James Gordon)

                                               Director
----------------------------------------
         (Stanley A. Levine)

  /s/ Joseph A. Maida                          Director                                         June 20, 2001
----------------------------------------
         (Joseph A. Maida)

  /s/ Melvin L. Maisel                         Chairman of the Board                            June 20, 2001
----------------------------------------
         (Melvin L. Maisel)

  /s/ Ronald C. Miller                         Director                                         June 20, 2001
----------------------------------------
         (Ronald C. Miller)

  /s/ Courtney A. Nelthropp                    Director                                         June 20, 2001
----------------------------------------
         (Courtney A. Nelthropp)

  /s/ Martin Prince                            Director                                         June 20, 2001
----------------------------------------
         (Martin Prince)

  /s/ Paul H. Reader                           Director and Senior Vice President               June 20, 2001
----------------------------------------
         (Paul H. Reader)

  /s/ Donald Sappern                           Director                                         June 20, 2001
----------------------------------------
         (Donald Sappern)

  /s/ Patrick Tisano                           Director                                         June 20, 2001
----------------------------------------
         (Patrick Tisano)

                                               Director
----------------------------------------
         (Dr. Joseph D. Waxberg)

                                  EXHIBIT INDEX


Exhibit No.                                Description
-----------                                -----------

      5.1 Opinion of Shipman & Goodwin LLP as to the legality of the securities being registered.

     23.1           Consent of Shipman & Goodwin LLP (included in Exhibit 5.1).

     23.2           Consent of KPMG LLP.

     24.1 Power of Attorney (included in the signature pages of this registration statement).

     99.1           Cornerstone Bancorp, Inc. 1996 Stock Plan, as amended